UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2012
AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Indentification No.)

6000 Westown Parkway, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 27, 2012, the Board of Directors (the “Board”) of American Equity Investment Life Holding Company (the “Company”) appointed John M. Matovina as Chief Executive Officer and President of the Company, Ted M. Johnson as Chief Financial Officer and Treasurer of the Company and Scott A. Samuelson as Vice President - Controller of the Company. In addition, the Board designated Mr. Matovina as the “principal executive officer”, Mr. Johnson as “principal financial officer” and Mr. Samuelson as “principal accounting officer” of the Company for purposes of all filings with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.
Mr. Matovina, age 58, was previously the Company's Chief Financial Officer and Treasurer and was serving as the Company's interim Chief Executive Officer and President. Mr. Johnson, age 42, was previously Vice President - Controller of the Company. In satisfaction of the disclosure required pursuant to Items 401(b) and 401(e) of Regulation S-K for these individuals, the section of the Company's 2012 Proxy Statement, filed with the SEC on April 23, 2012, entitled “Executive Officers” is incorporated herein by reference.
Mr. Samuelson, age 39, joined the Company in October 2010 as Assistant Vice President and Assistant Controller. Prior to joining the Company, Mr. Samuelson was a senior manager with Ernst & Young LLP where he was employed from 1995 to October 2010 working primarily on audit clients in the insurance and financial services industries. Mr. Samuelson is a certified public accountant and has over 16 years of experience in the life insurance industry.
A copy of the Company's press release announcing the appointment of Mr. Matovina and Mr. Johnson is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)    Exhibits
The following exhibits are being furnished with this Form 8-K.

Exhibit Number	Description
99.1	Press release dated June 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2012

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

By:	/s/ John M. Matovina
Name:	John M. Matovina
Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 27, 2012.